SECURITIES AND EXCHANGE COMMISSION

                  WASHINGTON,  D.C.  20549

                          FORM 8-K

                       CURRENT REPORT


           Pursuant to Section 13 or 15 (d) of the
               Securities Exchange Act of 1934




                      July 19, 1995
      Date of Report (date of earliest event reported)




                  FIRST NATIONAL BANCORP
   (Exact name of registrant as specified in its charter)





     Georgia             0-10657            58-1415138
 (state or other     (Commission File     (IRS Employer
 jurisdiction of           No.)           Identification
  incorporation)                             Number)






303 Jesse Jewell Parkway, Suite 700, Gainesville, Georgia
                          30501
     (address of principal executive office) (zip code)





                      (404) 503-2000
     (Registrants telephone number, including area code)




                        No change
   (Former name or address, if changed since last report)

Item 5.  OTHER EVENTS

(a) On July 19, 1995, the board of directors of First National Bancorp, FBAC ("Registrant") affirmed the election of Mr. Charles H. Byrd and Mr. Tildon A. Smith to its Board, as previously agreed to in the "Agreement and Plan of Merger" by, between, and adopted by Registrant and FF Bancorp, Inc., a Florida holding company acquired by Registrant on July 3, 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              FIRST NATIONAL BANCORP
                              (Registrant)





                              By:  /s/ C. Talmadge Garrison
                                   C. Talmadge Garrison
                                   Senior Vice President
                                   Secretary & Treasurer


Date:  July 19, 1995